Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	KVH Industries, Inc. Anthony Pike 401-845-8102 IR@kvh.com
KVH Industries Reports Fourth Quarter and Full Year 2025 Results

MIDDLETOWN, RI, March 10, 2026 — KVH Industries, Inc., (Nasdaq: KVHI), reported financial results for the quarter and full year ended December 31, 2025 today. The company will hold a conference call to discuss these results at 9:00 a.m. ET today, which can be accessed at investors.kvh.com. Following the call, a replay of the webcast will be available through the company’s website.
Fourth Quarter 2025 Highlights

•Total revenues in the fourth quarter of 2025 increased sequentially from the third quarter of 2025 by $2.1 million, or 7%, to $30.5 million primarily due to an increase in service sales. Total revenues increased by 13% from $26.9 million in the fourth quarter of 2024, primarily due to a $6.0 million increase in service sales, partially offset by a $2.4 million decrease in product sales.

•Service revenue increased sequentially from the third quarter of 2025 by $2.9 million, or 12%, to $28.3 million in the fourth quarter of 2025. Service revenue increased by $6.0 million, or 27%, in the fourth quarter of 2025 compared to the fourth quarter of 2024.

•On October 8, 2025, the Company purchased the maritime satellite service business of a satellite services provider operating in the Asia-Pacific region. As a result of the business combination, the Company recognized intangible assets of $3.4 million and goodwill of $0.7 million. Service revenue in the fourth quarter of 2025 included $2.5 million of revenue attributable to the business combination.

•Net income in the fourth quarter of 2025 was $0.3 million, or $0.02 per share, compared to a net loss of $4.3 million, or $0.22 per share, in the fourth quarter of 2024.

•Non-GAAP adjusted EBITDA was $3.1 million in the fourth quarter of 2025, compared to $0.5 million in the fourth quarter of 2024.

Commenting on the company’s fourth quarter and full year results, Brent C. Bruun, KVH’s Chief Executive Officer, said, “The maritime connectivity market is undergoing a fundamental transformation as LEO satellite technology and new market entrants continue to reshape the competitive landscape. We believe that KVH is well positioned to capitalize on this dynamic - over the past year, we increased our Starlink investment three-fold to support growing demand, surpassed 1,000 CommBox Edge subscribers, and positioned ourselves to introduce a vessel-based managed IT service in the near term, reinforcing our confidence in KVH’s long-term growth opportunities.

“Given our recent top-line growth, the rapidly growing market, improved profitability, positive free cash flow, and no debt, our Board continues to view our common stock as undervalued. The Board has authorized an increase in our share repurchase program from $10 million to $15 million, which we believe is a prudent next step in returning value to shareholders.”

Financial Highlights (in millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP Results
Revenue	$30.5	$26.9	$111.0	$113.8
Loss from operations	$(0.9)	$(3.2)	$(11.2)	$(11.9)
Net income (loss)	$0.3	$(4.3)	$(7.4)	$(11.0)
Net income (loss) per share	$0.02	$(0.22)	$(0.38)	$(0.57)

Non-GAAP Adjusted EBITDA	$3.1	$0.5	$8.1	$8.1
Fourth Quarter Financial Summary
Revenue was $30.5 million for the fourth quarter of 2025, an increase of 13% compared to $26.9 million in the fourth quarter of 2024.
Service revenues for the fourth quarter of 2025 were $28.3 million, an increase of $6.0 million, or 27%, compared to the fourth quarter of 2024. The increase in service sales was primarily due to a $5.2 million increase in our airtime service sales, which reflected an increase in LEO service sales driven by an increase in subscribers for both Starlink and OneWeb. This increase in LEO service sales was partially offset by a decrease in VSAT service sales, which was driven by a decrease in VSAT subscribers. For the fourth quarter of 2025, LEO service sales represented over 45% of airtime service sales, as compared to less than 20% for the fourth quarter of 2024. The increase in LEO service sales as a percentage of total airtime sales resulted from both a substantial increase in LEO service sales and a substantial decrease in VSAT service sales. Competing LEO service providers have continued to expand their product and service offerings, further heightening competition in the global leisure segment and in commercial and government markets.
Product revenues for the fourth quarter of 2025 were $2.2 million, a decrease of 52% from the fourth quarter of 2024. The decrease in product sales was primarily due to a $1.1 million decrease in Starlink product sales, a $0.7 million decrease in VSAT Broadband product sales and a $0.4 million decrease in TracVision product sales, partially offset by a $0.3 million increase in OneWeb product sales. The decrease in Starlink product sales was primarily due to discounted pricing. Competition from low-cost alternatives to VSAT, which include streaming capabilities, has had a significant impact on sales of our TracVision products.

Our operating expenses increased by $0.1 million to $10.5 million for the fourth quarter of 2025 compared to $10.3 million for the fourth quarter of 2024. This increase was primarily due to a $0.4 million increase in professional fees, which was driven by fees incurred to purchase the maritime satellite service business in the fourth quarter of 2025. This increase was partially offset by a $0.3 million decrease in warranty expense.

Full Year Financial Summary

Revenue was $111.0 million for 2025, a decrease of 2% compared to $113.8 million for 2024.

Service revenues for 2025 were $98.4 million, an increase of 2% compared to 2024. The increase in service sales was primarily due to a substantial increase in LEO service sales, driven by an increase in subscribers for both Starlink and OneWeb. This increase in LEO service sales was largely offset by a substantial decrease in VSAT service sales, which was driven primarily by a decrease in VSAT subscribers, as well as a $7.7 million reduction in sales related to the U.S. Coast Guard contract downgrade in the third quarter of 2024. The net overall increase in airtime service sales was $0.5 million. In addition, there was a $0.9 million increase in CommBox Edge service sales and a $0.6 million increase in our content service sales.

Product revenues for 2025 were $12.6 million, a decrease of 27% compared to 2024. The decrease in product sales was primarily due to a $2.2 million decrease in Starlink product sales, a $1.6 million decrease in TracVision product sales, a $1.1 million decrease in VSAT Broadband product sales and a $0.8 million decrease in accessory and service parts product sales, partially offset by a $1.1 million increase in OneWeb product sales.

Our operating expenses decreased $7.9 million to $39.2 million in 2025 compared to $47.1 million in 2024. This decrease in operating expenses was primarily due to a $5.1 million decrease in salaries, benefits and taxes, after giving effect to a $2.3 million decrease in costs incurred related to the reduction in our workforce, a $1.1 million decrease in aggregate non-cash impairment charges against long-lived assets, a $0.6 million decrease in dues and subscriptions, a $0.7 million decrease in depreciation expense and a $0.3 million decrease in bad debt expense. These decreases in expenses were partially offset by a $0.3 million increase in professional fees.

Other Recent Announcement

•December 2, 2025 – KVH Introduces CommBox Edge Core Router and Network/Bandwidth Manager

Conference Call Details
KVH Industries will host a conference call today at 9:00 a.m. ET through the company’s website. The conference call can be accessed at investors.kvh.com and listeners are welcome to submit questions pertaining to the earnings release and conference call to ir@kvh.com. The audio archive will be available on the company website within three hours of the completion of the call.

Non-GAAP Financial Measures

This release provides non-GAAP financial information as a supplement to our condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing financial results to assess operational performance. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. Management generally uses these non-GAAP financial measures to facilitate financial and operational decision-making, including evaluation of our historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting our business.

Some limitations of non-GAAP adjusted EBITDA include the following: non-GAAP adjusted EBITDA represents net income (loss) before, as applicable, interest income, net, income tax expense (benefit), depreciation, amortization, stock-based compensation expense, goodwill impairment charges, long-lived assets impairment charges, charges for disposal of discontinued projects, loss on unfavorable future contracts, employee termination and other variable costs, executive separation costs, prior period tax settlements, transaction-related and other variable legal and advisory fees, certain inventory write-downs, excess purchase order obligations, gains on sales of real estate and other fixed assets, gains and losses on sale of subsidiaries, and foreign exchange transaction gains and losses.

Other companies, including companies in KVH’s industry, may calculate these non-GAAP financial measures differently or not at all, which will reduce their usefulness as a comparative measure.

Because non-GAAP financial measures exclude the effect of items that increase or decrease our reported results of operations, management strongly encourages investors to review our consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

About KVH Industries, Inc.

KVH Industries, Inc. is a global leader in maritime and mobile connectivity delivered via the KVH ONE network. The company, founded in 1982, is based in Middletown, RI, with more than a dozen offices around the globe. KVH provides connectivity solutions for commercial maritime, leisure marine, military/government, and land mobile applications on vessels and vehicles, including the TracNet, TracPhone, and TracVision product lines, the KVH ONE OpenNet Program for non-KVH antennas, AgilePlans Connectivity as a Service (CaaS), and the KVH Link crew wellbeing content service.
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This press release contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding projected financial results, the anticipated benefits of our restructuring and other initiatives, anticipated cost savings, our investment plans, our development goals, and the potential impact of our future initiatives on revenue, competitive positioning, profitability, and orders. Actual results could differ materially from the results projected in or implied by the forward-looking statements made in this press release. Factors that might cause these differences include, but are not limited to: continued increasing competition, particularly from lower-cost providers, low earth orbit satellite systems and other telecommunications systems, especially in the global leisure market, which is significantly reducing demand for geosynchronous satellite services, including ours; generally lower product and service margins from reseller arrangements; increased financial dependence on reseller arrangements with a small number of airtime providers; the risk that sales of Starlink and OneWeb terminals will continue to slow down, decrease or become less profitable; potential hardware and software competition for our new CommBox product offerings; potential additional significant charges for excess and obsolete inventory; potential modification or discontinuation of customer and vendor contracts recently acquired from a third-party satellite service provider, which could result in material charges for impairment of acquired intangible assets; unanticipated obstacles to implementation of our manufacturing wind-down; unanticipated costs and expenses arising from the wind-down; unanticipated effects of the wind-down on our ongoing business; risks associated with the planned relocation of our operations in early 2026, including potential disruptions; potential increases in LEO airtime expenses; potential reductions in gross margins arising from minimum purchase obligations to vendors in excess of our needs; risks associated with increased customer reliance on third-party hardware; the lack of future product differentiation; new service offerings from hardware providers; potential customer delays in selecting our services; the uncertain impact of continuing industry consolidation; the risk that our OpenNet program is leading to further reductions in sales of our satellite products; the risk that our current and future non-exclusive arrangements with Starlink and OneWeb will not provide material benefits; uncertainty regarding customer responses to new product and service introductions; challenges and potential additional expenses in retaining our employees, particularly in the current competitive labor market characterized by rising wages; the challenges of meeting customer expectations with a smaller employee base; uncertainties created by our new business strategy, which may impact customer recruitment and retention; the uncertain impact of ongoing disruptions in our supply chain and associated increases in our costs; the uncertain impact of inflation, particularly with respect to fuel costs, and fears of recession; potentially higher interest rates driven by increased government borrowing; the uncertain impact of the wars in Ukraine and the Middle East (including Iran) and international tensions in Asia, including the impact of dramatic shifts in U.S. geopolitical priorities; unanticipated changes or disruptions in our markets; technological breakthroughs by competitors; changes in customer priorities or preferences; increasing customer terminations; unanticipated liabilities, charges and write-offs; potential losses or expenses arising from cybersecurity breaches; the potential that competitors will design around or invalidate our intellectual property rights; a history of losses; continued fluctuations in quarterly results; the uncertain impact of recent and ongoing dramatic changes in both U.S. and foreign trade policy, including actual and potential new or higher tariffs and trade barriers, as well as trade wars with other countries; potentially inflationary impacts of tariffs and budget deficits; unanticipated obstacles in our product and service development, cost engineering and manufacturing efforts; adverse impacts of currency fluctuations, including potential further weakening of the U.S. dollar; our ability to successfully commercialize our new initiatives without unanticipated additional expenses or delays; reduced sales to companies in or dependent upon the turbulent oil and gas industry; the impact of extended economic weakness on the sale and use of marine vessels and recreational vehicles; continued challenges of maintaining our market share in the market for airtime services; the risk that declining sales of the TracNet H-series and TracPhone V-HTS series products and related services will continue to reduce airtime gross margins; the risk that reduced product sales will continue to erode product gross margins and lead to increased losses; potential continuing declines or changes in customer demand, due to economic, weather-related, seasonal, and other factors, particularly with respect to the TracNet H-series and TracPhone V-HTS series; exposure for potential intellectual property infringement; changes in tax and accounting requirements or assessments; and export restrictions, delays in procuring export licenses, and other international risks. These and other factors are discussed in more detail in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2025. Copies are available through our Investor Relations department and website, investors.kvh.com. We do not assume any obligation to update our forward-looking statements to reflect new information and developments.

KVH Industries, Inc., has used, registered, or applied to register its trademarks in the USA and other countries around the world, including but not limited to the following marks: KVH, KVH ONE, TracPhone, TracVision, AgilePlans, CommBox, and TracNet. Other trademarks are the property of their respective companies.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Sales:
Service	$28,328	$22,324	$98,407	$96,446
Product	2,191	4,593	12,602	17,382
Net sales	30,519	26,917	111,009	113,828
Costs and expenses:
Costs of service sales	18,573	15,506	63,712	60,002
Costs of product sales	2,412	4,286	19,275	18,607
Research and development	385	1,668	3,457	8,439
Sales, marketing and support	5,594	5,363	20,448	21,013
General and administrative	4,482	3,299	15,288	16,513
Intangible asset impairment charge	—	—	—	1,137
Total costs and expenses	31,446	30,122	122,180	125,711
Loss from operations	(927)	(3,205)	(11,171)	(11,883)
Interest income	741	623	2,568	3,039
Interest expense	—	—	—	2
Other income (expense), net	240	(1,433)	1,089	(1,781)
Income (loss) before income tax (benefit) expense	54	(4,015)	(7,514)	(10,627)
Income tax (benefit) expense	(277)	295	(131)	421
Net income (loss)	$331	$(4,310)	$(7,383)	$(11,048)

Net income (loss) per common share
Basic	$0.02	$(0.22)	$(0.38)	$(0.57)
Diluted	$0.02	$(0.22)	$(0.38)	$(0.57)

Weighted average number of common shares outstanding:
Basic	19,341	19,453	19,398	19,389
Diluted	19,405	19,453	19,398	19,389

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$69,910	50,572
Accounts receivable, net	25,049	21,624
Inventories, net	14,859	22,953
Prepaid expenses and other current assets	7,980	16,016
Current assets held for sale	—	11,410
Total current assets	117,798	122,575
Property and equipment, net	22,032	27,014
Intangible assets, net	3,717	828
Goodwill	732	—
Right of use assets	4,382	1,361
Other non-current assets	2,237	3,146
Deferred income tax asset	602	157
Total assets	$151,500	$155,081
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	14,968	14,173
Deferred revenue	1,155	1,039
Current operating lease liability	547	660
Total current liabilities	16,670	15,872
Long-term operating lease liability	3,841	569
Deferred income tax liability	5	15
Stockholders’ equity	130,984	138,625
Total liabilities and stockholders’ equity	$151,500	$155,081

KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP
EBITDA AND NON-GAAP ADJUSTED EBITDA
(in thousands, unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net loss - GAAP	$331	$(4,310)	$(7,383)	$(11,048)
Income tax (benefit) expense	(277)	295	(131)	421
Interest income, net	(741)	(623)	(2,568)	(3,037)
Depreciation and amortization	2,570	3,048	10,696	13,298
Non-GAAP EBITDA	1,883	(1,590)	614	(366)
Stock-based compensation expense	430	398	1,567	2,027
Goodwill impairment charge	—	—	—	—
Long-lived assets impairment charge	—	—	—	1,137
Employee termination and other variable costs	545	926	657	3,863
Prior period Brazil tax settlement	—	446	—	446
Certain inventory write-downs	—	—	5,510	—
Gain on sale of fixed assets, including real estate	(9)	—	(1,028)	—
Transaction-related and other variable legal and advisory fees*	362	156	453	451
Disposal of a discontinued project	—	—	311	—
Loss on an unfavorable future contract	—	—	12	—
Foreign exchange transaction (gain) loss	(149)	176	(8)	493
Non-GAAP adjusted EBITDA	$3,062	$512	$8,088	$8,051

*Includes $0.4 million of transaction expenses associated with the business combination completed in October 2025.